Exhibit 10.19

Execution Version

AMENDMENT AGREEMENT NO. 2

THIS AMENDMENT AGREEMENT NO. 2 (this “Amendment”), dated as of October 30, 2015, is made among NanoString Technologies, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors listed on the signature pages hereof under the heading “SUBSIDIARY GUARANTORS” (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”, and together with the Borrower, each an “Obligor” and, collectively, the “Obligors”) and the Lenders listed on the signature pages hereof under the heading “LENDERS” (each a “Lender” and, collectively, the “Lenders”).

The Obligors and the Lenders are parties to that certain Term Loan Agreement, dated as of April 1, 2014, amended by that certain Amendment Agreement No. 1, dated as of April 16, 2015 (as further amended, amended and restated, modified or supplemented from time to time, the “Loan Agreement”).

The parties hereto desire to amend the Loan Agreement on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

SECTION 1	Definitions; Interpretation.

(a) Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2	Amendments.

Subject to Section 3, the Loan Agreement is hereby amended as follows:

(a) The following definitions shall be added to Section 1.01 of the Loan Agreement in alphabetical sequence:

““Amendment No. 1” means that Amendment Agreement No. 1, dated as of April 16, 2015, among Borrower, the Subsidiary Guarantors and the Lenders signatory thereto.

“Amendment No. 2” means that Amendment Agreement No. 2, dated as of October 30, 2015, among Borrower, the Subsidiary Guarantors and the Lenders signatory thereto.

“Amendment No. 2 Closing Date” means October 30, 2015.

“Amendment No. 2 Fee Letter” means that fee letter agreement dated as of October 30, 2015 between Borrower and the Lenders party thereto.”

(b) The following definitions in Section 1.01 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

““Borrowing Notice Date” means, (i) in the case of the first Borrowing, a date that is at least twelve Business Days prior to the Borrowing Date of such Borrowing, (ii) in the case of a subsequent Borrowing (except for the Borrowing for the fifth tranche of term loans), a date that is at least twenty Business Days prior to the Borrowing Date of such Borrowing, and (iii) in the case of the Borrowing for the fifth tranche of term loans, a date that is at least twenty Business Days prior to the Borrowing Date of such Borrowing, or, in each case, such shorter period as the Lenders may agree.

“Closing Date” means April 17, 2014.

“Commitment” means, with respect to each Lender, the obligation of such Lender to make Loans to Borrower in accordance with the terms and conditions of this Agreement, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Commitment”, as such Schedule may be amended from time to time. The aggregate Commitments on the date of Amendment No. 2 equal $60,000,000. For purposes of clarification, the amount of any PIK Loans shall not reduce the amount of the available Commitment.

“Commitment Period” means the period from and including the Closing Date and through and including December 31, 2016.

“Interest-Only Period” means the period from and including the first Borrowing Date and through and including the twenty-eighth (28th) Payment Date following the first Borrowing Date, which Payment Date shall be March 31, 2021.

“Loan Documents” means, collectively, this Agreement, the Amendment No. 2 Fee Letter, the Notes, the Security Documents, any subordination agreement or any intercreditor agreement entered into by Lenders with any other creditors of Obligors, and any other present or future document, instrument, agreement or certificate executed by Obligors for the benefit of Lenders in connection with this Agreement or any of the other Loan Documents, all as amended, restated, or otherwise modified.

“Maturity Date” means the earlier to occur of (i) the thirty-second (32nd) Payment Date following the first Borrowing Date, which Payment Date shall be March 31, 2022, and (ii) the date on which the Loans are accelerated pursuant to Section 11.02.

“PIK Period” means the period beginning on the first Borrowing Date through and including the earlier to occur of (i) the twenty-fourth (24th) Payment Date after the first Borrowing Date, which Payment Date shall be March 31, 2020, and (ii) the date on which any Default shall have occurred (provided that if such Default shall have been cured or waived, the PIK Period shall resume until the earlier to occur of the next Default and the twenty-fourth (24th) Payment Date after the first Borrowing Date).”

(c) Section 2.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“2.01 Commitments. Each Lender agrees severally, on and subject to the terms and conditions of this Agreement (including Section 6), to make up to five tranches of term loans (provided that PIK Loans shall be deemed not to constitute “term loans” for purposes of this Section 2.01) to Borrower, each on a Business Day during the Commitment Period in Dollars in an aggregate principal amount for such Lender not to exceed such Lender’s Commitment; provided, however, that at no time shall any Lender be obligated to make a Loan (other than PIK Loans) in excess of such Lender’s Proportionate Share of the amount by which the then effective Commitments exceeds the aggregate principal amount of Loans outstanding at such time. Amounts of Loans repaid may not be reborrowed.”

(d) Section 3.02(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Interest Generally. Subject to Section 3.02(d), Borrower agrees to pay to the Lenders interest on the unpaid principal amount of the Loans and the amount of all other outstanding Obligations, in the case of the Loans, for the period from the applicable Borrowing Date, and in the case of any other Obligation, from the date such other Obligation is due and payable, in each case, until paid in full, (A) from the first Borrowing Date to but excluding the Amendment No. 2 Closing Date, at a rate per annum equal to 12.50%, and (B) from and including the Amendment No. 2 Closing Date, at a rate per annum equal to 12.00%.”

(e) Section 3.02(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Paid In-Kind Interest. Notwithstanding Section 3.01(a), at any time during the PIK Period, Borrower may elect to pay the interest on the outstanding principal amount of the Loans payable pursuant to Section 3.01 as follows: (A) from the first Borrowing Date to but excluding the Amendment No. 2 Closing Date, (i) only 9.00% of the 12.50% per annum interest in cash and (ii) 3.50% of the 12.50% per annum interest as compounded interest, added to the aggregate principal amount of the Loans, and (B) from and including the Amendment No. 2 Closing Date, (i) only 9.00% of the 12.00% per annum interest in cash and (ii) 3.00% of the 12.00% per annum interest as compounded interest, added to the aggregate principal amount of the Loans (the amount of any such compounded interest being a “PIK Loan”). At the request of the Lenders, each PIK Loan may be evidenced by a Note in the form of Exhibit C-2. The principal amount of each PIK Loan shall accrue interest in accordance with the provisions of this Agreement applicable to the Loans.”

(f) Section 6.03 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“6.03 Conditions to Subsequent Borrowings. The obligation of each Lender to make a Loan as part of subsequent Borrowings of a third, fourth and fifth tranche of term loans is subject to the following conditions precedent:

(a) In the case of the third Borrowing:

(i) Borrowing Date. Such Borrowing must occur on or prior to December 31, 2015.

(ii) Amount of Borrowing. The amount of such Borrowing shall be $10,000,000.

(b) In the case of the fourth Borrowing:

(i) Borrowing Date. Such Borrowing must occur on or prior to June 30, 2016.

(ii) Amount of Borrowing. The amount of such Borrowing shall be $5,000,000.

(iii) Third Borrowing. A third Borrowing of $10,000,000 shall have occurred.

(c) In the case of the fifth Borrowing:

(i) Borrowing Date. Such Borrowing shall occur on or prior to December 31, 2016.

(ii) Amount of Borrowing. A total of up to $15,000,000 shall be available to Borrower under this Section 6.03(c) in one Borrowing. Subject to such availability limit, such Borrowing, and the amount borrowed, is at Borrower’s option.

(iii) Third and Fourth Borrowings. A third and fourth Borrowing totaling $15,000,000 shall have occurred.”

(g) Schedule 1 of the Loan Agreement is hereby replaced in its entirety by Schedule 1 attached hereto.

SECTION 3	Conditions of Effectiveness.

The effectiveness of Section 2 shall be subject to the following conditions precedent:

(a) The Obligors and all of the Lenders shall have duly executed and delivered this Amendment and the Amendment No. 2 Fee Letter pursuant to Section 12.04 of the Loan Agreement.

(b) The Obligors shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with this Amendment and the Amendment No. 2 Fee Letter, including Lenders’ reasonable out of pocket legal fees and costs, pursuant to Section 12.03(a)(i)(z) of the Loan Agreement.

(c) The Obligors shall have provided the Lenders (i) certified copies of the resolutions of the Board of Directors (or shareholders, if applicable) of each Obligor authorizing the making and performance by it of this Amendment and the Amendment No. 2 Fee Letter, and (ii) official certificates of good standing in their jurisdictions of organization, dated no earlier than 30 days prior to the date hereof.

(d) The representations and warranties in Section 4 shall be true and correct on the date hereof and on the first date on which the conditions set forth in Sections 3(a), (b) and (c) shall have been satisfied.

SECTION 4	Representations and Warranties; Reaffirmation.

(a) Each Obligor hereby represents and warrants to each Lender as follows:

(i) Such Obligor has full power, authority and legal right to make and perform this Amendment and the Amendment No. 2 Fee Letter. This Amendment and the Amendment No. 2 Fee Letter are within such Obligor’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Amendment and the Amendment No. 2 Fee Letter have been duly executed and delivered by such Obligor and constitute legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each of this Amendment and the Amendment No. 2 Fee Letter (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of such Obligor and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon such Obligor and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

(ii) No Default has occurred or is continuing or will result after giving effect to this Amendment.

(iii) The representations and warranties made by or with respect to such Obligor in Section 7 of the Loan Agreement are true in all material respects (taking into account any changes made to schedules updated in accordance with Section 7.21 of the Loan Agreement), except that such representations and warranties that refer to a specific earlier date were true in all material respects on such earlier date.

(iv) There has been no Material Adverse Effect since the date of the Loan Agreement.

(b) Each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, each Obligor acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

SECTION 5	Governing Law; Submission To Jurisdiction; Waiver Of Jury Trial.

(a) Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b) Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 5 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

(c) Waiver of Jury Trial. Each Obligor and each Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Amendment, the other Loan Documents or the transactions contemplated hereby or thereby.

SECTION 6	Miscellaneous.

(a) No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

(b) Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c) Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d) Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e) Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

(f) Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER

NANOSTRING TECHNOLOGIES, INC.

By	/s/ James A. Johnson
Name:	James A. Johnson
Title:	Chief Financial Officer

Address for Notices:
530 Fairview Avenue, N.
Suite 2000
Seattle, WA 98109
Attn:	General Counsel
Tel.:	206-378-6266
Fax:	206-378-6288
Email:	ksmith@nanostring.com

SUBSIDIARY GUARANTORS

NANOSTRING TECHNOLOGIES INTERNATIONAL, INC.

By	/s/ James A. Johnson
Name:	James A. Johnson
Title:	Treasurer

Address for Notices:
530 Fairview Avenue, N.
Suite 2000
Seattle, WA 98109
Attn:	General Counsel
Tel.:	206-378-6266
Fax:	206-378-6288
Email:	ksmith@nanostring.com

LENDERS

CAPITAL ROYALTY PARTNERS II L.P.

By: CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner

By: CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By:	/s/ Nate Hukill
Name:	Nate Hukill
Title:	Authorized Signatory

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.

By: PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner

By: PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

By:	/s/ Nate Hukill
Name:	Nate Hukill
Title:	Authorized Signatory

CAPITAL ROYALTY PARTNERS II (CAYMAN) L.P.

By: CAPITAL ROYALTY PARTNERS II (CAYMAN) GP L.P., its General Partner

By: CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC, its General Partner

By:	/s/ Nate Hukill
Name:	Nate Hukill
Title:	Authorized Signatory

WITNESS: /s/ Nicole Nesson

Nicole Nesson
Name:

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “B” (CAYMAN) L.P.

By: CAPITAL ROYALTY PARTNERS II (CAYMAN) GP L.P., its General Partner

By: CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By:	/s/ Nate Hukill
Name:	Nate Hukill
Title:	Authorized Signatory

WITNESS: /s/ Nicole Nesson

Nicole Nesson
Name:

Address for Notices for All Lenders:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

Schedule 1

to Term Loan Agreement

COMMITMENTS

Lender	Commitment	Proportionate Share
Capital Royalty Partners II L.P.	$5,215,289	8.69%
Parallel Investment Opportunities Partners II L.P.	$25,288,888	42.15%
Capital Royalty Partners II (Cayman) L.P.	$1,806,934	3.01%
Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P.	$27,688,889	46.15%

TOTAL	$60,000,000	100.00%